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                                                               EXHIBIT 10(cc)


               FINANCIAL AND LEGAL SERVICES AND ADVICE AGREEMENT


This Agreement is made this day May 20, 1996 by and between:

1. Arabian Shield Development Co., an American Company having its registered office at the State of Delaware and a branch in Jeddah City registered under the No: 4030097805 dated 8/3/1414 H represented in this Agreement by its President, Hatem Hussein El-Khalidi hereinafter referred to as the "First Party".

2. Legal Advisor Nasir Ali Kadasah and Dar Al Khaleej for Researches and Economic Advisors represented by Mr. Tawfiq Abdulaziz Al-Sowailim, hereinafter referred to as the "Second Party".

Whereas the First Party has got a mining lease to exploit Al Masane area located in the Southern Kingdom of Saudi Arabia under the Royal Decree No. M/17 dated 1/12/1413H for a term of Thirty (30) years according to the Mining Lease Agreement attached with the said Royal Decree.

Whereas the First Party desires to participate with "The Saudi Company For Mining Industry" a Saudi limited liability company "under formation" which shall purchase fifty percent (50%) of the First Party's share in the mining lease and to mutually apply to obtain an industrial license and finance the project, and, to apply to the Minister of Petroleum and Mineral Resources to transfer the mining lease to the First Party and the Saudi Company jointly and severally.

And, whereas the Second Party is able to do the necessary services for this purpose as follows:-

1. Formation of the said Saudi Company with a capital sufficient to purchase Fifty percent (50%) of the First Party's contribution in the mining lease, and to pay its share needed in equity for the Al Masane mining project.

2. To finalize the required procedures towards issuance of the Industrial License from the Ministry of Industry and Electricity to bring the ore out of the mine and manufacture the same in Plant to be established in the said area near the mine.

3. To finalize the necessary procedures to obtain the loan requested from the Industrial Development Fund.

4. To apply for and receive loans from commercial banks necessary to finance the project.

5. To apply and obtain the Ministerial resolution of the Minister of Petroleum and Mineral Resources approving transference of the mining lease to the First Party and the above mentioned Saudi Company jointly and severally.
Therefore, the Two Parties agree as follows:-
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FIRST:

The abovementioned recitals shall be considered as an integral part of this Agreement and constructor of the same.

SECOND:

The Parties shall fulfill the duties hereunder and draw a workplan from time to time to distribute the responsibilities and functions of each party to achieve the aim of this agreement.

THIRD:

Each Party shall keep the other one informed with all of his actions and contacts to avoid inconsistency and insure harmony between the Parties.

FOURTH:

The First Party acknowledges that upon execution of this Agreement the Second Party shall be the sole responsible and authorized person to perform abovementioned duties and that the First Party shall no longer be obligated by any similar to or contradictory with the above duties.

FIFTH: FEES

The First Party shall pay the fees to the Second Party divided as follows:-

TO THE LEGAL ADVISOR:  NASIR ALI KADASAH

1. To Mr. Nasir Ali Kadasah the sum of US$ 10,000/- (US Dollar Ten Thousand Only) upon issuance of the Industrial License of the project from the Ministry of Industry and Electricity.

2. To Mr. Nasir Ali Kadasah the sum of US$ 10,000/- (US Dollar Ten Thousand Only) upon approval of the Industrial Development Fund to grant the requested loan to the Project.

3. The First Party shall grant Mr. Nasir Ali Kadasah with 1,025,000 (One Million Twenty Five Thousand) shares of its authorized unissued common stock without consideration plus the option to purchase 1,425,000 (One Million Four Hundred and Twenty Five Thousand) shares of its authorized unissued common stock for One Dollar per share and this right shall remain valid for Five (5) years from the date of registration of the Saudi Company. Such rights shall be apportioned as follows:-

         a) The right to be granted and to purchase 15% (Fifteen percent) of all abovementioned shares upon issuance of Industrial License, i.e. a grant of 153,750 (One Hundred and Fifty Three Thousand Seven Hundred and Fifty) shares without consideration and the right to purchase 213,750 (Two Hundred and Thirteen Thousand Seven Hundred and Fifty) shares for one dollar per share.
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         b)      The right to be granted and to purchase 25% (Twenty Five
                 percent) of all abovementioned shares upon approval of the Industrial Development Fund to grant the requested loan; i.e. a grant of 256,250 (Two Hundred and Fifty Six Thousand Two Hundred and Fifty) shares without consideration and the right to purchase 356,250 (Three Hundred and Fifty Six Thousand Two Hundred and Fifty) shares for one dollar per share.

         c) The right to be granted and to purchase 15% (Fifteen percent) of all abovementioned shares upon approval of the Commercial Banks of the requested loan; i.e. a grant of 153,750 (One Hundred and Fifty Three Thousand Seven Hundred and Fifty) shares without consideration and the right to purchase 213,750 (Two Hundred and Thirteen Thousand Seven Hundred and Fifty) shares for one dollar per share.

         d) The right to be granted and to purchase 15% (Fifteen percent) of all abovementioned shares upon registration of the Saudi Company and payment - by its shareholders - of an amount US$ 10,625,000 (US Dollar Ten Million Six Hundred and Twenty Five Thousand) to the First Party as a price of 50% (Fifty percent) of the First Party's share in the mining lease and payment of another amount of US$ 13,000,000 (US Dollar Thirteen Million) as their contribution in the required capital of the project, i.e. a grant of 153,750 (One Hundred and Fifty Three Thousand Seven Hundred and Fifty) shares without consideration and the right to purchase 213,750 (Two Hundred and Thirteen Thousand Seven Hundred and Fifty) shares for one dollar per share.

         e) The right to be granted and to purchase 30% (Thirty percent) of all abovementioned shares upon issuance of the Ministerial resolution from the Minister of Petroleum and Mineral Resources permitting the transference of ownership of the license to the First Party.

                 And the Saudi Company jointly and severally, i.e. a grant of 307,500 (Three Hundred and Seven Thousand Five Hundred) shares without consideration and 427,500 (Four Hundred and Twenty Seven Thousand Five Hundred) shares for one dollar against each share.
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TO THE ECONOMIC ADVISOR: DAR AL KHALEEJ FOR RESEARCH AND ECONOMIC ADVICE

1) Dar Al Khaleej for Research and Economic Advice shall be paid the sum of US$ 10,000/- (US Dollar Ten Thousand) upon issuance of the Industrial License from the Ministry of Industry and Electricity to the project.

2) The First Party shall grant Mr. Tawfiq Abdulaziz Al-Sowailim 975,000 (Nine Hundred and Seventy Five Thousand) shares of the First Party's authorized unissued common stock without consideration as well as a right to purchase 875,000 (Eight Hundred and Seventy Five Thousand) shares from the First Party's authorized unissued common stock for One Dollar per share and such right shall continue valid for a term of Five (5) years from the date of formation of the Saudi Company.

         The above rights shall be apportioned only as follows:-

         a) The right to be granted and to purchase 15% (Fifteen percent) of all abovementioned shares upon issuance of the Industrial License, i.e. to grant 146,250 (One Hundred and Forty Six Thousand Two Hundred and Fifty) shares without consideration and the right to purchase 131,250 (One Hundred and Thirty One Thousand Two Hundred and Fifty) shares for one dollar per share.

         b) The right to be granted and to purchase 25% (Twenty Five percent) of all abovementioned shares upon approval of the Industrial Development Fund to grant the requested loan; i.e. to grant 243,750 (Two Hundred and Forty Three Thousand Seven Hundred and Fifty) shares without consideration and the right to purchase 218,750 (Two Hundred and Eighteen Thousand Seven Hundred and Fifty) shares for one dollar per share.

         c) The right to be granted and to purchase 15% (Fifteen percent) of all abovementioned shares upon approval of the Commercial Banks to grant the requested loan; i.e. 146,250 (One Hundred and Forty Six Thousand Two Hundred and Fifty) shares without consideration and the right to purchase 131,250 (One Hundred and Thirty One Thousand Two Hundred and Fifty) shares for one dollar per share.

         d) The right to be granted and to purchase 15% (Fifteen percent) of all abovementioned shares upon registration of the Saudi Company and payment - by its Shareholders - an amount of US$ 10,625,000 (US Dollar Ten Million Six Hundred and Twenty Five Thousand) to the First Party as the price of 50% (Fifty percent) of the First Party's share in the mining lease and payment of another amount of US$ 13,000,000 (US Dollar Thirteen Million) as their contribution in the required capital of the project, i.e. to grant 146,250 (One Hundred and Forty Six Thousand Two Hundred and Fifty) shares without consideration and the right to purchase 131,250 (One Hundred and Thirty One Thousand Two Hundred and Fifty) shares for one dollar per share.
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         e)      The right to be granted and to purchase 30% (Thirty percent)
                 of all abovementioned shares upon issuance of the Ministerial resolution of the Minister of Petroleum and Mineral Resources permitting transference of the ownership of the mining lease to the First Party and the Saudi Company jointly and severally, i.e. to grant 292,500 (Two Hundred and Ninety Two Thousand Five Hundred) shares without consideration and the right to purchase 262,500 (Two Hundred and Sixty Two Thousand Five Hundred) shares for one dollar per share.

SIXTH:

Sale and grant of abovementioned shares shall be subject to the Rules of sale of such shares to non-Americans promulgated by Securities and Exchange Commission (Rule 144).

SEVENTH:

Duties of the First Party hereunder shall be subject to the approval of the Board of Directors of Arabian Shield Development Company and the First Party will provide the Second Party with a copy of the approval, within two weeks, if issued. In case such approval is not issued, then, this Agreement shall, automatically, be cancelled and the Second Party shall have no right to ask for any compensation.

EIGHTH:

The term of this Agreement shall be Twelve (12) months from the date of the Second Party's receipt of Arabian Shield Development Company's approval and receipt of all required documents to perform the duties of the Second Party - unless the delay caused by the First Party or agreement is reached by in writing by both parties to renew or extend this agreement.

NINTH:

If any dispute arise between the parties in relation to understanding or performance of this Agreement it shall be solved amicably. If this is not achieved then the dispute shall be referred to Arbitration according to Saudi Arbitration law.
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The Second Party acknowledges that it shall not be entitled to any fees or compensation against his mentioned duties beyond the scope of the stages mentioned in this Agreement.



         FIRST PARTY                       SECOND PARTY

For:   Arabian Shield Development Co.    1.   Nasir Ali Kadasah
       /s/ Hatem Hussein El-Khalidi           /s/ Nasir Ali Kadasah

by:    Hatem Hussein El-Khalidi          2.   Dar Al Khaleej for Research and
                                                 Economic Advisors

                                         by   Tawfiq Abdulaziz Al-Sowailim
                                                /s/ Tawfiq Abdulaziz Al-Sowailim

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                       ARABIAN SHIELD DEVELOPMENT COMPANY
                         10830 North Central Expressway
                                   Suite 175
                           Dallas, Texas 75231 U.S.A.

P.O. Box 1516, Jeddah 21441
Saudi Arabia
C.R. 4030097605 o C.C.J.45522

Administration Tel.       { 642 6529
                          { 643 5410
Technical Office Tel.     { 667 3534
                          { 669 0641
Fax: { 643 3410
     { 669 0641

3 March, 1997


Mr. Nasir Ali Kadasah
Dar Ali Khaleej for Research and Economic Advisors
Riyadh
Saudi Arabia

Gentlemen:

     Reference is made to the "Financial And Legal Services And Advise Agreement", dated May 20, 1996. It is requested that certain texts in the Agreement be changed to the following, to confirm with our present understanding:

Page 1, (4th Paragraph)
Whereas the First Party desires to participate with "The Saudi Company For Mining Industries" a Saudi Limited Liability Company "under formation", in which First Party shall own 50% of the stock of the said Company, while the other 50% shall be owned by Saudi Shareholders.

     This Company shall apply to obtain an industrial license and finance the project, and shall apply to the Minister of Petroleum and Mineral Resources to transfer the mining Lease, now held by First Party to the "Saudi Company For Mining Industries"

Page 3 (fifth paragraph)
e) The right to be granted and to purchase 30% (thirty percent) of all above mentioned shares upon issuance of the Ministerial resolution from the Minister of Petroleum and Mineral Resources permitting the transference of the ownership of the mining lease to the Saudi Company For Mining Industries", i.e, a grant of 307,500 (three hundred and seven thousand five hundred) shares without consideration and the option to purchase 427,500 (Four hundred and twenty seven thousand five hundred) shares for one (1) dollar per share.

Page 5 (first paragraph)
a) the right to be granted and to purchase 30% (thirty percent) of all above mentioned shares upon issuance of the Ministerial Resolution of the Minister of Petroleum and Mineral Resources permitting transference of the ownership of the mining lease to the "Saudi Company For Mining Industries" i.e. a grant of 292,500 (two hundred and ninety two
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                       ARABIAN SHIELD DEVELOPMENT COMPANY
                         10830 North Central Expressway
                                   Suite 175
                           Dallas, Texas 75231 U.S.A.

P.O. Box 1516, Jeddah 21441
Saudi Arabia

C.R. 4030097605 o C.C.J.45522

Administration Tel.       { 642 6529
                          { 643 5410
Technical Office Tel.     { 667 3534
                          { 669 0641
Fax: { 643 3410
     { 669 0641


Date:      3 March, 1997



                                    - 2 -

thousand five hundred) shares without consideration and the option to purchase 262,500 (two hundred sixty two thousand five hundred) shares for one dollar per share.


                                         Very truly yours

                                         Arabian Shield Development Company

                                                  /s/ Hatem El-Khalidi

                                         by:  Hatem El-Khalidi, President

Agreed to:

Nasir Ali Kadasah


by:
         /s/ Nasir Ali Kadasah
     --------------------------------------

date:
         15/3/97
     --------------------------------------

Dar Al Khaleej For Research and Economic Advisors

by:      /s/ Tawfiq Abdulaziz Al-Sowailim
     --------------------------------------

date:
         March 16th, 97
     --------------------------------------